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[SBL LOGO]


A Member of The Security                               700 SW Harrison St.
Benefit Group of Companies                             Topeka, Kansas 66636-0001


                         VARIFLEX SIGNATURE APPLICATION

1.  OWNER (Applicant)
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Sex M [ ]  F [ ] Date of Birth____________________
    Tax I.D. or SSN___________________________________
    Annuity Start Date________________________________

2.  JOINT OWNER
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Date of Birth_____________________________________
    Tax I.D. or SSN___________________________________
    Relationship to Owner_____________________________

3.  INITIAL PURCHASE PAYMENT
    (min. $25,000)____________________________________

4.  ALLOCATION OF PURCHASE PAYMENTS
    Emerging Growth Subaccount*                       ___________%
    Worldwide Equity Subaccount*                      ___________%
    Social Awareness Subaccount*                      ___________%
    Value Subaccount*                                 ___________%
    Growth Subaccount*                                ___________%
    Specialized Asset Allocation Subaccount*          ___________%
    Managed Asset Allocation Subaccount*              ___________%
    Equity Income Subaccount*                         ___________%
    Growth-Income Subaccount*                         ___________%
    Global Aggressive Bond Subaccount*                ___________%
    High Yield Subaccount*                            ___________%
    High Grade Income Subaccount*                     ___________%
    Money Market Subaccount*                          ___________%
    Small Cap Subaccount*                             ___________%
    Fixed Account                                     ___________%
                                                          100%

5.  ANNUITANT (if different from Owner)
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Sex M [ ]  F [ ] Date of Birth____________________
    Tax I.D. or SSN___________________________________

6.  PRIMARY BENEFICIARY
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Relationship to Owner_____________________________
    Date of Birth_____________________________________
    SSN_______________________________________________
    (Upon the death of any owner, the Primary Beneficiary will receive any death benefit which is payable, only if there is no surviving joint owner. See prospectus for details.)

7.  SECONDARY BENEFICIARY
    Name______________________________________________
    Address___________________________________________
    __________________________________________________
    Relationship to Owner_____________________________
    Date of Birth_____________________________________
    SSN_______________________________________________

8.  TYPE OF ANNUITY CONTRACT
    (check one box for each of A. and B.)
    A. [ ] Individual or [ ] Group
    B. [ ] Non Qualified [ ] 401(a) (Qual. Pension/Profit Sharing)
       [ ] 403(b) (TSA)  [ ] 401(k) (Qual. Savings Plan)
       [ ] 408 (IRA)     Type of Plan:
       [ ] 408(k) - (SEP)   ______________________________________
       [ ] 408 (SIMPLE)     ______________________________________
       [ ] 457 (Def. Comp.)
    NOTE: Items 5 through 7 are not applicable in applying for a group contract.

9. Will this annuity replace or change any other insurance or annuity? Yes [ ] No [ ]
    If yes, state company(ies) and contract number(s)___________________________ Type of contract____________________________________________________________
    If 1035 exchange or other transfer of assets, attach: (1) exchange form(s) or letter(s); and (2) replacement form(s) if applicable.

10. Special Instructions________________________________________________________
    ____________________________________________________________________________
    ____________________________________________________________________________

11. PLEASE CHECK THE FOLLOWING SERVICES THAT YOU WISH TO ELECT:
    Telephone Transfer Privilege

    [ ] I (We) authorize SBL to make transfers among accounts, change the allocation of future purchases and make changes to an existing Asset Reallocation or Dollar Cost Averaging option, based on telephone instructions. SBL has procedures to confirm that such instructions are genuine and will not be liable for any losses due to fraudulent or unauthorized instructions provided it complies with its procedures, which are set forth in the prospectus.


V7552 (2-97)

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12.  [ ] AUTOMATIC DOLLAR COST AVERAGING
     Please establish an automatic transfer from_______________________________
                                                 (Subaccount or Fixed Account)
     to (1)_____________________________________
              (Subaccount or Fixed Account)

    (Please indicate the dollar or percentage split if going to one or more Subaccounts) (2)_____________________________________
                         (Subaccount or Fixed Account)

    Please establish the transfer under the following option:
    Check only one:
    A.  [ ] $______________________ per transfer over _____________ months/years
    B.  [ ] Fixed Period _____________ months/years
    C. [ ] Only Interest/Earnings over ___________ months/years. Earnings will accrue for one time period (a month or quarter) from the effective date before the first transfer occurs.

    Please make transfers:  [ ] Monthly  [ ] Quarterly
    I understand that automatic transfers are subject to: (1) the terms of my contract; (2) the current prospectus; and (3) such other rules as SBL shall enact. I also understand that any automatic transfer from the Fixed Account may not exceed an amount in which would exhaust that account within 12 months.

13. [ ] ASSET REALLOCATION REQUEST (Subaccounts)
    Emerging Growth                     ___________%
    Worldwide Equity                    ___________%
    Social Awareness                    ___________%
    Value                               ___________%
    Growth                              ___________%
    Specialized Asset Allocation        ___________%
    Managed Asset Allocation            ___________%
    Equity Income                       ___________%
    Growth-Income                       ___________%
    Global Aggressive Bond              ___________%
    High Yield                          ___________%
    High Grade Income                   ___________%
    Money Market                        ___________%
    Small Cap Subaccount                ___________%
    Fixed Account                       ___________%

Please establish the Asset Reallocation option as follows:

Please make my first transaction on ___________________________and every 3
                                     Month       Day     Year
months thereafter.

The Fixed Account may not be used if the reallocation would violate the transfer provisions of the Fixed Account as stated in the prospectus. INITIAL PURCHASE PAYMENT WILL BE ALLOCATED BASED ON INSTRUCTIONS IN SECTION 4, UNLESS OTHERWISE INDICATED.

I have been given an effective prospectus that describes the contract for which I am applying. I have been given an effective prospectus for the fund underlying each Subaccount above. If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the IRS Code; and (2) the investment choices available under my employer's
Section 403(b) arrangement to which I may elect to transfer my account balance. *I KNOW THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT OF SBL ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED. The amount paid and the application must be acceptable to SBL under its rules and practices. If they are, the contract applied for will be effective on its Contract Date. If they are not, SBL's liability will be limited to a return of amount paid.

                   TAX IDENTIFICATION NUMBER CERTIFICATION**
UNDER PENALTIES OF PERJURY I CERTIFY THAT:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
   (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

THE INTERNAL  REVENUE  SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF
THIS  DOCUMENT   OTHER  THAN  THE   CERTIFICATIONS   REQUIRED  TO  AVOID  BACKUP
WITHHOLDING.

Dated at______________________________________________
this __________ day of _______________________, 19____
______________________________________________________
                    Owner Signature
______________________________________________________
                 Joint Owner/Signature

REPRESENTATIVE'S STATEMENT - To the best of knowledge, this application is not involved in replacement of life insurance or annuities, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

______________________________________________________
         Representative Signature and Number
______________________________________________________
Print Representative's Full Name and Phone and Number
______________________________________________________
            Broker/Dealer Name and Number


**CERTIFICATION  INSTRUCTIONS  - You must  cross  out item (2) above if you have

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been  notified  by IRS that you are  currently  subject  to  backup  withholding because of underreporting interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

[ ] Check this box if you would like a Statement of Additional Information.